UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2023

Tracon Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36818	34-2037594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 800
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 550-0780

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 24, 2023, TRACON Pharmaceuticals, Inc. (the “Company”) received notification from the arbitral tribunal (the “Tribunal”) of the International Court of Arbitration of the International Chamber of Commerce in the Company’s arbitration with I-Mab Biopharma (“I-Mab”) of the final award to the Company. The Tribunal found in favor of the Company for certain claims. As a result, the Tribunal declared the Phase 1 clinical trial of TJ004309 Agreement “Complete,” as that term is defined in the TJ004309 Agreement as of January 2022. The Tribunal also determined that the Company is entitled to approximately $23.0 million, which includes the $9.0 million prespecified termination fee payable by I-Mab under the TJ003409 Agreement, plus interest, and certain of the Company’s legal fees, costs and disbursements incurred in connection with the arbitration. In November 2018, the Company entered into two separate strategic collaboration and clinical trial agreements with I-Mab for the development of multiple immuno-oncology programs, including I-Mab’s proprietary CD73 antibody TJ004309 (the “TJ003409 Agreement”) as well as up to five proprietary bispecific antibodies (the “BsAb Agreement”) currently under development by I-Mab. Pursuant to the arbitration award, the TJ004309 Agreement and the BsAb Agreement have been terminated. The decision by the arbitrator is final and binding on the parties. The award to the Company did not exceed the prespecified threshold under the non-recourse financing agreement entered into by the Company and certain investors in December 2022, and therefore the Company will not receive any additional funds under such agreement.

The Company has determined that its cash runway, inclusive of the amounts it expects to recover pursuant to the award, extends its cash runway into 2024.

Forward-Looking Statements

Statements made in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding the Company’s expected cash runway, inclusive of the amounts the Company expects to recover pursuant to the award. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include: the risks associated with future costs related to the arbitration or collection of amounts awarded, and other risks described in the Company’s filings with the Securities and Exchange Commission under the heading “Risk Factors”. All forward‐looking statements contained in this report speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by TRACON Pharmaceuticals, Inc. on April 25, 2023.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Date:	April 25, 2023	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D. President and Chief Executive Officer